Exhibit 10.2
SIXTH ALLONGE
TO
PROMISSORY NOTE
FROM
HEMAGEN DIAGNOSTICS, INC.
AND
REAGENTS APPLICATIONS, INC.
PAYABLE TO THE ORDER OF TIFUNDING LLC
IN THE ORIGINAL PRINCIPAL AMOUNT OF
$1,000,000
DATED SEPTEMBER 26, 2002
(the “Promissory Note”)

Recitals

A.  TiFunding LLC, a Delaware limited liability company, acquired all of the right, title and interest in and to the Promissory Note from Bay Bank, FSB effective February 7, 2011.

B.  The make and the holder now desire to make certain revisions to the Promissory Note.

WITH THE CONSENT OF THE MAKER AND HOLDER, the Promissory Note identified in the caption above is hereby amended as follows.

1.  Bank. “Bank” shall mean TiFunding LLC, a Delaware limited liability company.

2.  Maturity Date. “Maturity Date” shall mean February 28, 2012, subject to acceleration as provided in the Promissory Note.

3.  Principal Amount. The maximum principal sum available under the Promissory Note shall be One Million Dollars ($1,000,000).

4.  Interest Rate. Section 2 of the Promissory Note is hereby deleted and superseded in its entirety by the following: “2. Interest Rate. Interest on all advances outstanding from time to time shall accrue at the annual compounded rate of nine percent (9%).”

5.  Interpretation.  The Promissory Note shall be read, interpreted and construed to give effect to the terms of the Sections above, which shall supersede and control any contradictory or conflicting terms in the original Promissory Note.

6.  Effect of Allonge.  Except for the change of terms set forth in the Sections above, all other terms and conditions of the Promissory Note shall remain in full force and effect.  This Allonge shall not extinguish, terminate, affect, nor impair the Borrower’s obligations under the Promissory Note, and shall not extinguish, terminate, impair or otherwise affect the lien and security interest created under the Loan Documents.  All terms used in this Allonge not otherwise defined herein shall have the same meanings ascribed to those terms in the Promissory Note.  This Allonge forms an integral part of the Promissory Note to which it is attached and made a part of, and the two shall be read together as one instrument.

Executed effective as of the 7th day of February, 2011.

HEMAGEN DIAGNOSTICS, INC.

By: /s/Catherine M. Davidson
Name:  Catherine M. Davidson
Title:   Controller

TIFUNDING LLC

By: /s/ L.T. Shaw
Name:  L. T. Shaw
Title: Treasurer